UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________

Form 8-K
_____________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): January 24, 2017

Garrison Capital Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	814-00878	90-0900145
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1290 Avenue of the Americas, Suite 914, New York, New York 10104
(Address of Principal Executive Offices) (Zip Code)

(212) 372-9590
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 23, 2017, Rafael Astruc resigned from the board of directors (the “Board of Directors”) of Garrison Capital Inc. (the “Company”). Mr. Astruc’s decision to resign was not due to any dispute or disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

As previously reported, on December 9, 2016, the Company notified the Nasdaq Global Select Market (“Nasdaq”) that, as a result of the passing of Bruce Shewmaker, an independent director, the Company was out of compliance with Rule 5605(b)(1), which requires each Nasdaq listed company to have a majority of independent directors. As a result of Mr. Astruc’s resignation, a majority of the Board of Directors is now comprised of independent directors and the Company has regained compliance with Rule 5605(b)(1).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Garrison Capital Inc.

Date: January 24, 2017	By:	/s/ Brian Chase
	Name:	Brian Chase
	Title:	Chief Financial Officer